UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2006

NATIONAL TAX CREDIT INVESTORS II

(Exact name of Registrant as specified in its charter)

            California

        0-20610

  95-1017959

(State or other jurisdiction

(Commission

     (I.R.S. Employer

     of incorporation)

File Number)

  Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

National Tax Credit Investors II, a California limited partnership (the “Registrant” or “Partnership”), has a 99% limited partnership interest in Asheville Equity Limited Partnership, an Ohio limited partnership (“Asheville”). On January 26, 2006, Asheville sold its investment property, Westview Village, consisting of 41 units, to a third party, Cincinnati Capital Partners XXXVII, LLC, an Ohio limited liability company, for a sales price of $1,300,000. Asheville received approximately $305,000 of net sales proceeds after the repayment of the mortgage encumbering the property and payment of closing costs. The Registrant expects to receive partial repayment of advances from Asheville during 2006 after the net sales proceeds are first used to satisfy trade and other operating liabilities of Asheville.

In accordance with the Restated Certificate and Agreement of Limited Partnership, the Registrant’s general partner intends to utilize the repayment of advances, if any, for the Registrant’s operations and reserves.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL TAX CREDIT INVESTORS II

By:

National Partnership Investments Corp.

General Partner

By:

/s/David R. Robertson

David R. Robertson

President and Chief Executive Officer

Date:

March 13, 2006